Exhibit 99.1

Concur Reports Strong Revenue and Earnings For Third Quarter of Fiscal 2011

Accelerating revenue and customer growth fueled by strong demand in the core business; company continues to execute and invest against long-term growth initiatives

REDMOND, Wash., July 27, 2011 — Concur (Nasdaq: CNQR), a leading provider of integrated travel and expense management services, today reported financial results for its third fiscal quarter ended June 30, 2011.

Concur reported total revenue for the third quarter of fiscal 2011 of $89.5 million. Total revenue for the quarter was up 19% from the year-ago quarter and up 6% from the prior quarter. Fiscal 2011 third quarter net income was $2.3 million, or $0.04 per share.

“The third quarter of fiscal 2011 was another very strong quarter – with core financial metrics such as revenue, earnings and cash flow all at or above our expectations,” said Steve Singh, chairman and CEO of Concur. “Driven by the demand environment and by investments to expand our distribution capacity, new customer growth in the third quarter was well ahead of our expectations and we expect to see that strength continue into the fourth quarter of fiscal 2011 across all customer segments and geographies.”

Singh continued, “The strength of our core business is driving the accelerating revenue and customer growth we are seeing in fiscal 2011 as well as the continued growth we expect to see in fiscal 2012. We are also pleased with the early progress and results we have seen across the new growth opportunities in which we are investing. Over the next three to five years, we expect these additional growth opportunities to both expand our addressable market and be additive to our revenue and earnings growth rate.”

Financial Highlights

•	Total revenue was $89.5 million for the third quarter of fiscal 2011, up 19% compared to the year-ago quarter, and up 6% sequentially.

•

Net income was $2.3 million, or $0.04 per share, for the third quarter of fiscal 2011, compared to net income of $3.6 million, or $0.07 per share, for a year-ago quarter. The year-over-year decrease was primarily driven by the accounting impacts of the TripIt acquisition.

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Non-GAAP pre-tax income was $16.0 million, or $0.29 per share, for the third quarter of fiscal 2011, compared to $16.1 million, or $0.31 per share, for the year-ago quarter. Sequentially, non-GAAP pre-tax income was up 17% compared to the second quarter of fiscal 2011. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

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Non-GAAP operating margin was 19.8% for the third quarter of fiscal 2011, compared to 23.9% for the year-ago quarter. Sequentially, non-GAAP operating margin was up 190 basis points compared to the second quarter of fiscal 2011.

•	Cash flow from operations was at $16.3 million for the third quarter of fiscal 2011.

Recent Business Highlights

•	Concur completed the acquisition of GlobalExpense, a leading UK expense claim management provider, in early July. This acquisition had no financial impact on fiscal 2011 third quarter results.

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Concur delivered TripIt Pro integration into both its core travel and expense management services, enabling Concur to consume business travel itineraries from any source or booking tool and deliver them directly into Concur expense reports, providing greater visibility for both managed and unmanaged travel programs.

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Concur introduced new travel functionality including comprehensive travel request functionality for pre-trip and expenses approval, and additional rail partnerships for integrated rail content, giving business travelers the right information at the right time to help them make informed travel decisions.

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Concur continues to see rapid adoption of the Concur® Connect Platform, which enables customers, partners, and third party developers to connect to and extend Concur’s technology solutions with a diverse set of applications and services. New developments include:

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A new partnership and API with thetrainline.com, the UK’s leading online rail retailer, that enables users to view prices, availability, reserve and purchase any UK journey – and compare air and rail service options – all on one screen. Through the Concur Connect Platform, thetrainline.com joins a growing list of travel suppliers that not only feed complete electronic folio data in the form of e-receipts directly into Concur, but also provide Concur clients with broad access to travel inventory.

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Concur announced that it has joined the NetSuite SuiteCloud Developer Network to create an integration of Concur with NetSuite. The joint solution will help NetSuite and Concur customers to create end-to-end processes that combine expense reporting and management with NetSuite’s Accounts Payable and General Ledger services.

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Concur further enhanced its broad array of imaging options with the introduction of the Receipt Store, which enables users, as well as third-party developers using the Concur Connect Platform, to send receipt images from any source to a central receipt repository and easily assign them to specific expense line items.

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Concur announced a $5 million strategic investment in Yapta, a leading provider of airfare tracking and hotel rate tracking services. Yapta’s airfare tracking engine will power TripIt Pro’s airfare price tracking and price assurance capabilities.

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Concur launched the Concur Advisor Program, designed to provide accountants in public practice and small-to-medium-sized business (SMB) consultants with solutions, training and support to better serve their clients.

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Sponsored by Concur, the Global Business Travel Association Foundation released a traveler segmentation study which identifies five segments of travelers in the market today based on their travel goals, characteristics, technology usages and demographics.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

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Concur expects revenue for the fourth quarter of fiscal 2011 to grow approximately 22% year-over-year from the fourth quarter of fiscal 2010, resulting in fiscal 2011 growth of approximately 19% year-over-year from fiscal 2010. GlobalExpense is expected to contribute $0.5 million in revenue for the fourth quarter of fiscal 2011 and $5.0 million for fiscal year 2012.

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For the fourth quarter of fiscal 2011, Concur expects non-GAAP pre-tax income per share to be $0.37 which includes approximately $0.03 of dilution in Q4 of fiscal 2011 from acquisition-related activities.

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Concur expects fiscal 2011 non-GAAP operating margin to be 21.0% or more for the year as a whole which includes approximately 50 basis points of dilution in Q4 of fiscal 2011 from acquisition-related activities. The Company expects GlobalExpense to be accretive to non-GAAP pre-tax net income for the fiscal year ending September 30, 2012.

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Concur expects cash flows from operations in fiscal 2011 to be between $78 and $82 million, excluding acquisition and other related costs. The Company expects capital expenditures to be between $31 and $33 million.

# # #

All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties or delays in connection with the TripIt and GlobalExpense acquisitions, the anticipated benefits of these acquisitions, or the broader integration of the TripIt and GlobalExpense businesses with Concur; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability and security of the hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks or difficulties associated with expansion into new geographic markets, including our launches of Concur Japan and Concur India earlier this year; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our financing activities.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Concur Technologies, Inc.

Income Statements

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
Revenue	$89,469	$74,978	$254,333	$215,447

Expenses:
Cost of operations	25,636	21,028	71,721	60,805
Sales and marketing	36,362	24,853	101,504	68,337
Systems development and programming	8,699	6,808	26,165	20,825
General and administrative	11,579	9,952	38,176	28,217
Revaluation of contingent consideration	2,675	—	1,410	—
Amortization of intangible assets	2,723	1,807	6,862	5,495

Total expenses	87,674	64,448	245,838	183,679

Operating income	1,795	10,530	8,495	31,768

Other income (expense):
Interest income	443	621	1,748	1,226
Interest expense	(4,654)	(4,235)	(13,819)	(4,778)
Loss from equity investments	(210)	—	(217)	—
Other, net	(75)	(432)	(313)	(924)

Total other expense, net	(4,496)	(4,046)	(12,601)	(4,476)

Income (loss) before income tax	(2,701)	6,484	(4,106)	27,292

Income tax expense (benefit)	(4,928)	2,850	(7,322)	10,507

Consolidated net income	2,227	3,634	3,216	16,785

Less: Net loss attributable to noncontrolling interest	39	—	72	—

Net income attributable to Concur	$2,266	$3,634	$3,288	$16,785

Net income per share attributable to Concur Common shareholders:
Basic	$0.04	$0.07	$0.06	$0.34
Diluted	0.04	0.07	0.06	0.32

Weighted average shares used in computing net income per share:
Basic	53,936	50,141	53,278	49,546
Diluted	55,758	52,924	55,354	52,735

Concur Technologies, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

	June 30, 2011	September 30, 2010
Assets

Current assets:
Cash and cash equivalents	$380,195	$329,098
Short-term investments	176,605	301,597
Restricted cash	1,868	2,535
Accounts receivable, net of allowance of $1,802 and $2,374	64,746	52,340
Deferred tax assets	16,763	18,810
Deferred costs and other assets	49,734	26,640

Total current assets	689,911	731,020
Non-current assets:
Property and equipment, net	42,881	36,229
Investments	49,099	6,045
Deferred costs and other assets	29,318	25,441
Intangible assets, net	49,675	36,398
Deferred tax assets	22,476	12,675
Goodwill	269,177	194,989

Total assets	$1,152,537	$1,042,797

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$4,759	$5,413
Customer funding liabilities	63,547	66,985
Accrued compensation	19,248	20,944
Acquisition-related liabilities	2,888	—
Other accrued expenses and liabilities	16,881	14,390
Deferred revenues	52,258	44,358

Total current liabilities	159,581	152,090
Non-current liabilities:
Senior convertible notes, net	236,554	228,128
Deferred rent and other long-term liabilities	889	1,149
Deferred revenues	15,406	15,453
Acquisition-related contingent consideration	24,110	—
Tax liabilities	9,132	8,151

Total liabilities	445,672	404,971

Equity:
Concur stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	54	52
Authorized shares: 195,000
Shares issued and outstanding: 53,960 and 52,379
Additional paid-in capital	801,991	739,781
Accumulated deficit	(96,248)	(99,536)
Accumulated other comprehensive loss	(96)	(2,471)

Total Concur stockholders’ equity	705,701	637,826
Noncontrolling interest	1,164	—

Total equity	706,865	637,826

Total liabilities and equity	$1,152,537	$1,042,797

Concur Technologies, Inc

Cash Flow Statements

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
Operating activities:
Net income	$2,227	$3,634	$3,216	$16,785
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	2,723	1,807	6,862	5,495
Depreciation	5,049	4,228	14,855	12,524
Accretion of discount and issuance costs on notes, net	2,857	2,520	8,425	2,520
Net recovery of sales allowances	(141)	(79)	(571)	(893)
Share-based compensation	6,151	5,610	24,854	12,975
Loss on revaluation of contingent liability	2,675	—	1,410	—
Deferred income taxes	(5,013)	2,000	(7,358)	9,261
Excess tax benefits from share-based compensation	(56)	(226)	(201)	(226)
Loss from equity method investments	210	—	217	—
Changes in operating assets and liabilities:
Accounts receivable	(3,319)	(2,488)	(10,505)	(4,628)
Deferred costs and other assets	(3,539)	(3,964)	(6,837)	(6,493)
Accounts payable	7	367	(708)	348
Accrued liabilities	3,855	7,699	2,649	(297)
Deferred revenues	2,658	3,656	6,955	9,784

Net cash provided by operating activities	16,344	24,764	43,263	57,155

Investing activities:
Purchases of investments	(113,403)	(275,435)	(335,253)	(368,636)
Maturities of investments	118,088	95,001	460,028	207,738
Increase (decrease) in customer funding liabilities, net of changes in restricted cash	1,830	(3,258)	(2,828)	3,131
Investment in unconsolidated affiliate	(999)	—	(43,271)	(2,000)
Investments in consolidated joint venture by noncontrolling interest	—	—	1,152	—
Purchases of property and equipment	(8,241)	(5,091)	(20,937)	(12,750)
Acquisition funds held at trust	(19,471)	—	(19,471)	—
Payments for acquisition, net of cash acquired	(89)	(13)	(24,197)	(3,553)

Net cash provided by (used in) investing activities	(22,285)	(188,796)	15,223	(176,070)

Financing activities:
Equity issuance costs	10	—	(15)	—
Proceeds from borrowings on convertible debt	—	245,119	—	245,119
Net proceeds from share-based award activity	267	3,874	1,631	2,385
Proceeds from employee stock purchase plan activity	446	341	1,389	1,061
Tax withholding on stock awards	(13)	—	(11,094)	—
Excess tax benefits from share-based compensation	56	226	201	226
Repayments on capital leases	—	(286)	(199)	(837)

Net cash provided by (used in) financing activities	766	249,274	(8,087)	247,954

Effect of foreign currency exchange rate changes on cash and cash equivalents	250	(264)	698	(249)

Net increase (decrease) in cash and cash equivalents	(4,925)	84,978	51,097	128,790
Cash and cash equivalents at beginning of year	385,120	162,997	329,098	119,185

Cash and cash equivalents at end of year	$380,195	$247,975	$380,195	$247,975

Concur Technologies, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
Operating income:
Operating income	$1,795	$10,530	$8,495	$31,768
Income from operations as a % of total revenue (Operating Margin)	2%	14%	3%	15%
Add back:
Share-based compensation	6,151	5,610	24,854	12,975
Amortization of intangible assets	2,723	1,807	6,862	5,495
Acquisition and other related costs	968	—	3,681	—
Revaluation of contingent consideration	2,675	—	1,410	—
Contingent consideration (included in compensation expense)	3,356	—	5,302	—
Non-controlling interest joint venture	39	—	72	—

Non-GAAP operating income	$17,707	$17,947	$50,676	$50,238

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	20%	24%	20%	23%

Net income:
Net income	$2,266	$3,634	$3,288	$16,785
Add back:
Share-based compensation	6,151	5,610	24,854	12,975
Amortization of intangible assets	2,723	1,807	6,862	5,495
Acquisition and other related costs	968	—	3,681	—
Revaluation of contingent consideration	2,675	—	1,410	—
Contingent consideration (included in compensation expense)	3,356	—	5,302	—
Loss from equity method investments	210	—	217	—
Accretion of discount on senior convertible notes	2,553	2,244	7,522	2,244
Income tax expense (benefit)	(4,928)	2,850	(7,322)	10,507

Non-GAAP pretax income	$15,974	$16,145	$45,814	$48,006

Diluted income per share:
Diluted income per share	$0.04	$0.07	$0.06	$0.32
Add back:
Share-based compensation	0.11	0.11	0.45	0.25
Amortization of intangible assets	0.05	0.03	0.12	0.10
Acquisition and other related costs	0.02	—	0.07	—
Revaluation of contingent consideration	0.05	—	0.03	—
Contingent consideration (included in compensation expense)	0.06	—	0.10	—
Loss from equity method investments	0.00	—	0.00	—
Accretion of discount on senior convertible notes	0.05	0.04	0.14	0.04
Income tax expense (benefit)	(0.09)	0.05	(0.13)	0.20

Non-GAAP pretax diluted income per share	$0.29	$0.31	$0.83	$0.91

Shares used in calculation of basic and diluted non-GAAP income per share:	55,758	52,924	55,354	52,735

Concur Technologies, Inc.

Reconciliation of Non-GAAP Operating Expense to GAAP Operating Expense

(in thousands, except per share and margin data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
Non-GAAP operating expense:
Cost of operations	$25,015	$20,336	$69,765	$59,032
Sales and marketing	30,282	21,937	83,130	61,928
Systems development and programming	7,286	6,171	21,389	19,112
General and administrative	9,218	8,587	29,445	25,137

Total	$71,801	$57,031	$203,729	$165,209

Non-GAAP operating income*	20%	24%	20%	23%

Non-GAAP pretax diluted income per share*	$0.29	$0.31	$0.83	$0.91

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
Cost of operations	$25,636	$21,028	$71,721	$60,805
Less:
Share-based compensation	621	692	1,956	1,773

Non-GAAP cost of operations	$25,015	$20,336	$69,765	$59,032

Sales and marketing expenses	$36,362	$24,853	$101,504	$68,337
Less:
Share-based compensation	3,046	2,916	13,581	6,409
Contingent consideration (included in compensation expense)	3,034	—	4,793	—

Non-GAAP sales and marketing expenses	$30,282	$21,937	$83,130	$61,928

Systems development and programming expenses	$8,699	$6,808	$26,165	$20,825
Less:
Share-based compensation	1,091	637	4,267	1,713
Contingent consideration (included in compensation expense)	322	—	509	—

Non-GAAP systems development and programming expenses	$7,286	$6,171	$21,389	$19,112

General and administrative expenses	$11,579	$9,952	$38,176	$28,217
Less:
Share-based compensation	1,393	1,365	5,050	3,080
Acquisition and other related costs	968	—	3,681	—

Non-GAAP general and administrative expenses	$9,218	$8,587	$29,445	$25,137

*	Please refer to the reconciled Non-GAAP metrics to GAAP earlier in the appendix.

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income, non-GAAP operating margin, non-GAAP operating expense, non-GAAP pre-tax income, and non-GAAP diluted pre-tax income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Acquisition and other related costs. New authoritative guidance on business combinations requires us to record in the income statement, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition and other related costs from certain non-GAAP financial measures in order to facilitate the comparison of our business outlook for future periods with results from prior periods when such expenses were recorded to goodwill. We also believe it is useful for investors to understand the effects of these items on our operations. Acquisition and other related costs include transaction fees, due diligence costs, travel expenses, and other one-time direct costs associated with strategic activity in which we may deploy capital.

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Revaluation of contingent consideration. New authoritative guidance on business combinations requires contingent consideration to be recorded at fair value on the acquisition date. The new authoritative guidance also requires that changes in the fair value of the contingent consideration subsequent to the acquisition date be recorded in our statements of income. Under the old authoritative guidance contingent consideration would have been included as a component of deal consideration based on the actual amount paid, if any, when the contingency was resolved. Concur’s non-GAAP financial measures exclude the revaluation of contingent consideration, which is the change in fair value of the liability-classified acquisition-related contingent consideration. Concur excludes the unrealized gains or losses from the re-measurement of the contingent consideration from its non-GAAP financial measures in order to facilitate the comparison of our business outlook for future periods with results from prior periods when contingent consideration was recorded to goodwill. We also believe it is useful for investors to understand the effects of these items on our operations

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Contingent consideration (included in compensation expense). Concur’s non-GAAP financial measures exclude contingent consideration included in compensation expense which relates to the potential cash payment to certain TripIt employees whose right to receive such payment is forfeited if they terminate their employment. The contingent cash payment that these employees are entitled to receive is part of the consideration that all TripIt shareholders received from Concur in exchange for their TripIt shares. As receipt of the contingent payment is subject to continued employment, GAAP requires that it be accounted for as compensation expense. Concur excludes this item from its non-GAAP financial measures primarily because it is a component of the deal consideration that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Noncontrolling interest joint venture. Noncontrolling interest joint venture includes income or loss from operations due to our joint venture partner and is excluded from the calculation of non-GAAP operating income because it is unrelated to our ownership in the venture.

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Loss from equity method investments. For investments under the equity method, Concur recognizes its share of the earnings or losses of an investee and adjusts the carrying amount of an investment for its share of the earnings or losses of the investee after the date of investments. Concur’s non-GAAP financial measures excluded the earnings or losses from GAAP income because it is unrelated to our ongoing operations and is significantly impacted by factors outside our direct control.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Accretion of discount on senior convertible notes. In accordance with GAAP, interest expense on the senior convertible notes includes the accretion of the discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.

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Income tax expense (benefit). Concur excludes this expense from certain non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense (benefit) facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense (benefit).

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP operating expense, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation.

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Because share-based compensation, amortization of intangible assets, accretion of discount on senior convertible notes and income tax expense (benefit) are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP operating expense, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating GAAP net income per share and non-GAAP diluted pre-tax income per share.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur’s easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. Learn more at www.concur.com.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Kristin Prigmore, Weber Shandwick for Concur, (206) 576-5551, kprigmore@webershandwick.com